UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
July 7, 2011
NUANCE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27038 (Commission File Number)	94-3156479 (I.R.S. Employer Identification No.)
1 Wayside Road
Burlington, Massachusetts 01803
(Address of principal executive offices)
(781) 565-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01 Entry into a Material Definitive Agreement
On July 7, 2011, Nuance Communications, Inc. entered into an amendment agreement to amend and restate Nuance’s existing amended and restated credit agreement, as previously amended. Of the $640 million outstanding Term Loan due March 31, 2013, Lenders representing $488 million have elected to extend the maturity three years to March 31, 2016. Also, of the $75 million revolving credit facility, Lenders representing $40 million have chosen to extend the maturity date by three years to March 31, 2015.
The obligations under the amended and restated credit agreement are secured by the same assets of Nuance and its domestic subsidiaries that secure the obligations under the existing credit agreement. The amended and restated credit agreement also contains covenants and events of default similar to those in the existing credit agreement.
The foregoing is only a summary of the material terms of the amended and restated credit agreement and does not purport to be complete, and is qualified in its entirety by reference to the Amendment Agreement and the Amended and Restated Credit Agreement, a copy of each is attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Amendment Agreement

10.2	Amended and Restated Credit Agreement

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.
Date: July 12, 2011	By:	/s/ Thomas Beaudoin
Thomas Beaudoin
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment Agreement

10.2	Amended and Restated Credit Agreement